UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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Atrion Corporation

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April 6, 2020
Dear Stockholder:
We are pleased to invite you to attend the 2020 annual meeting of stockholders of Atrion Corporation to be held on Thursday, May 21, 2020 at 10:00 a.m., Central Time, at our offices in Allen, Texas. A notice of the annual meeting and the Company’s proxy statement accompany this letter. The business to be conducted at the annual meeting is described in our proxy statement. We have also made a copy of our 2019 Annual Report to Stockholders available with our proxy statement. We encourage you to read these materials because they contain important information about the Company.
We are furnishing our proxy materials to stockholders primarily over the Internet, as we have done in recent years. Accordingly, we have mailed to our stockholders a Notice of Internet Availability of Proxy Materials with instructions on how our proxy materials may be accessed and reviewed on the Internet and how votes may be cast. This method of distribution is more resource and cost efficient than mailing to all stockholders.
We hope that you will attend the meeting in person. However, it is important for your shares to be represented at the meeting whether or not you are personally present. Accordingly, please vote as soon as possible. To vote your shares, please refer to the instructions for voting in the Company’s proxy statement or in the Notice of Internet Availability of Proxy Materials or proxy card.
Thank you for your investment in and ongoing support of the Company.
Sincerely,
David A. Battat
President and Chief Executive Officer

ATRION CORPORATION
One Allentown Parkway
Allen, Texas 75002
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of Atrion Corporation:
Notice is hereby given that the 2020 annual meeting of stockholders of Atrion Corporation (the “Company”) will be held on Thursday, May 21, 2020 at 10:00 a.m., Central Time, at the Company’s offices, One Allentown Parkway, Allen, Texas 75002, for the following purposes:
1.
To elect two Class I directors.

2.
To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year 2020.

3.
To approve, on an advisory basis, executive officer compensation.

4.
To transact such other business as may properly come before the meeting.

The Board of Directors fixed the close of business on March 23, 2020 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment thereof.
By Order of the Board of Directors
Jeffery Strickland
Vice President and Chief Financial
Officer, Secretary and Treasurer
April 6, 2020
IMPORTANT
WE HOPE YOU WILL VOTE AS SOON AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS FOR VOTING IN THE COMPANY’S PROXY STATEMENT OR IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY CARD.

ATRION CORPORATION
One Allentown Parkway
Allen, Texas 75002
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 21, 2020
GENERAL INFORMATION
This proxy statement is being furnished to the stockholders of Atrion Corporation (sometimes referred to herein as “Atrion,” “we,” “us,” “our,” or the “Company”) in connection with the solicitation of proxies by our Board of Directors to be voted at the 2020 annual meeting of stockholders to be held at the Company’s offices, One Allentown Parkway, Allen, Texas 75002 on Thursday, May 21, 2020 at 10:00 a.m., Central Time, and at any adjournment of such meeting. The notice of annual meeting, proxy statement, and form of proxy and the Company’s 2019 Annual Report are first being made available to stockholders on or about April 6, 2020.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND OUR ANNUAL MEETING
Q:
What is the purpose of the annual meeting?

A:
At the annual meeting, our stockholders will consider and vote upon the following matters:

•
election of two Class I directors;

•
ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year 2020; and

•
approval, on an advisory basis, of executive officer compensation.

Our stockholders will also transact such other business as may properly come before the meeting.
Q:
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:
The rules of the Securities and Exchange Commission, or SEC, allow us to provide our proxy materials to our stockholders over the Internet if they have not requested that printed materials be provided to them on an ongoing basis. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, to our stockholders who have not previously requested that printed materials be provided to them on an ongoing basis. Instructions on how to access our proxy materials over the Internet or to request a printed copy by mail may be found in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Q:
How can I get electronic access to the proxy materials?

A:
The Notice of Internet Availability provides you with instructions regarding how you may access and review on the Internet our proxy materials for the annual meeting.

Q:
Who is entitled to vote at the annual meeting?

A:
Stockholders Entitled to Vote. Stockholders of record at the close of business on March 23, 2020, the record date for the meeting, will be entitled to notice of, and to vote at, the annual meeting and at any adjournment thereof. At the close of business on the record date, we had outstanding and entitled to vote 1,840,582 shares of common stock, our only voting securities. Holders of record of shares of common stock outstanding on the record date will be entitled to one vote for each share held of record on that date upon each matter presented to the stockholders to be voted upon at the meeting.

Registered Stockholders. If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the stockholder of record, and we are providing the Notice of Internet Availability to you directly. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to a third party, or to vote in person at the annual meeting.
Beneficial Owners. If your shares are held in the name of a broker, bank, or other nominee, you are considered the beneficial owner of those shares and the broker, bank, or other nominee is the record holder. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote, and you are also invited to attend the annual meeting. However, because you are not the record holder, you may not vote these shares in person at the annual meeting unless you follow the record holder’s procedures for obtaining a legal proxy.
Q:
Can I attend the annual meeting in person?

A:
You are invited to attend the annual meeting if you are a registered stockholder or a beneficial owner as of the record date. You must present a form of photo identification acceptable to us, such as a valid driver’s license or passport, to enter the meeting. In addition, if your shares are held by your broker, bank, or other nominee, please bring your Notice of Internet Availability or other evidence of stock ownership as of the record date. The meeting will begin promptly at 10:00 a.m., Central Time. Check-in will begin at 9:30 a.m., Central Time. Please allow ample time for the check-in procedures.

Q:
How can I vote my shares?

A:
Registered Stockholders. Registered stockholders may vote (i) by attending the annual meeting, (ii) by following the instructions in your Notice of Internet Availability for voting by telephone or on the Internet at www.proxyvote.com or (iii) by signing, dating, and mailing in a proxy card. Please note that the Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on May 20, 2020.

Beneficial Owners. If you hold your shares through a broker, bank, or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available. If you hold your shares through a broker, bank, or other nominee and would like to vote in person at the meeting, you must request a legal proxy from the broker, bank, or other nominee that holds your shares and present that proxy at the annual meeting to vote your shares.
Q:
If I sign, date, and return a proxy, how will it be voted?

A:
Unless you revoke your proxy instructions, as described in the answer to the question immediately below, shares of common stock represented by your proxy will be voted at the annual meeting as you specify over the Internet, by telephone or on the proxy card. If you do not specify how to vote your shares, the shares represented by your proxy will be voted “FOR” the election as directors of the nominees of the Board of Directors named herein; “FOR” ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year 2020; and “FOR” approval, on an advisory basis, of our executive officer compensation. In addition, in their discretion the persons designated as proxies will vote upon such other business as may properly come before the meeting.

Q:
Can I change my vote?

A:
You may change your vote at any time prior to the vote at the annual meeting. To revoke your proxy instructions and change your vote if you are a holder of record, you must (i) attend the annual meeting and vote your shares in person, (ii) advise our Secretary at our principal executive office in writing before the proxy holders vote your shares, (iii) deliver later dated and signed proxy instructions, or (iv) cast a new vote by the Internet or by telephone (not later than 11:59 p.m., Eastern Time, on May 20, 2020). If your shares are held by a broker, bank, or other nominee, you must request instructions as to how to revoke your proxy from the broker, bank, or other nominee that holds your shares.

Q:
What happens if I decide to attend the annual meeting, but I have already voted or submitted a proxy covering my shares?

A:
You may attend the meeting and vote in person even if you have already voted or submitted a proxy. However, please be aware that attendance at the annual meeting will not, by itself, revoke a proxy. If a broker, bank, or other nominee holds your shares and you wish to attend the annual meeting and vote in person, you must obtain a legal proxy from the record holder of the shares giving you the right to vote the shares.

Q:
What is a quorum?

A:
A majority of our outstanding shares entitled to vote at the annual meeting as of the record date must be present in person or represented by proxy to have a quorum. Abstentions and broker non-votes will be counted as present and represented at the annual meeting for purposes of determining a quorum.

Q:
What if I am a beneficial owner and do not give the nominee voting instructions?

A:
If your broker, bank, or other nominee holds your shares in its name and does not receive voting instructions from you, your broker, bank, or other nominee has discretion to vote these shares on certain routine matters but cannot vote on non-routine matters. The proposal to ratify the appointment of Grant Thornton LLP is a routine matter, and your broker, bank, or other nominee is permitted to vote your shares even if you do not provide your broker, bank, or other nominee voting instructions. Elections of directors and advisory voting to approve executive officer compensation are not deemed to be routine matters. Accordingly, your broker, bank, or other nominee will not be entitled to vote your shares on those matters unless voting instructions are received from you.

Q:
What votes are necessary to elect directors and approve the other items of business at the annual meeting?

A:
Our Bylaws provide for a majority voting standard for uncontested director elections. Because the number of nominees properly nominated for election at the annual meeting is equal to the number of directors to be elected, the election of directors is an uncontested election. Therefore, at the annual meeting a director is to be elected by the affirmative vote of the majority of the votes cast (meaning that the number of votes cast “FOR” a nominee must exceed the number of votes cast “AGAINST” such nominee). Abstentions and broker non-votes will have no effect on the election of directors. Ratification of the appointment of Grant Thornton LLP and approval, on an advisory basis, of our executive officer compensation each requires the affirmative vote of a majority of the shares present, in person or by proxy, at the meeting and entitled to vote thereon. Abstentions will have the same effect as a negative vote, and broker non-votes will have no effect, on the proposal to ratify the appointment of Grant Thornton LLP and on the proposal to approve, on an advisory basis, our executive officer compensation.

Q:
Where can I find the voting results for the annual meeting?

A:
The voting results will be published in a current report on Form 8-K that will be filed with the SEC within four business days after the annual meeting. The Form 8-K will also be available on our website at www.atrioncorp.com.

ITEM 1
ELECTION OF DIRECTORS
Our Board of Directors is divided into three classes: Class I, Class II, and Class III. Two Class I directors are to be elected at the annual meeting, to serve until the annual meeting of stockholders to be held in 2023 and until the election and qualification of their successors. The nominees for election as Class I directors named below and all of the directors continuing in office after the annual meeting are currently members of our Board and such nominees and all of such directors continuing in office were previously elected by our stockholders. Unless otherwise directed, the persons named as proxies intend to vote all proxies “FOR the election of the nominees named below. If such nominees, who have indicated their willingness to serve as directors if elected, are not candidates when the election occurs, proxies may be voted for the election of a substitute nominee or nominees proposed by the Board or the Board may reduce the number of directors to be elected.
The following information is furnished with respect to our Board of Directors’ nominees for election as directors and each director whose term will continue after the annual meeting:
Name, Age, Service as a Director of the Company,
Principal Occupation, Positions and Offices, Other Directorships, and Business Experience
Nominees for Election as Directors
Class I - Term Ending in 2023
Emile A Battat
Mr. Battat, age 82, has been a director since 1987 and has served as Chairman of the Board of the Company since January 1998 and as Chairman of Halkey-Roberts Corporation, or Halkey-Roberts, one of our subsidiaries, since October 1998. He has served as our executive Chairman since May 2011. Mr. Battat served as Chief Executive Officer of the Company from October 1998 until May 2011, as President of the Company from October 1998 until May 2007, and as Chairman or President of each of the Company’s subsidiaries, other than Halkey-Roberts, from October 1998 until May 2011. Mr. Battat holds Bachelor of Science and Master of Science degrees in Mechanical Engineering from Massachusetts Institute of Technology and a Master of Business Administration degree from Harvard University. He is an associate member of Sigma Xi, a scientific honor society. Mr. Battat’s many years of executive-level experience at other companies, his education and training, and his in-depth knowledge of the Company’s operations and finances gained through his 32 years as a director and 13 years as our Chief Executive Officer enable him to provide our Board with strong and capable leadership.
Ronald N. Spaulding
Mr. Spaulding, age 56, has been a director since February 2006 and has been a private investor since May 2008. Prior to May 2008, Mr. Spaulding was the President of Worldwide Commercial Operations of Abbott Vascular and a Vice President and corporate officer of Abbott Laboratories, which he joined in April 2006 upon its acquisition of Guidant Corporation’s vascular intervention assets. Between 2005 and April 2006, Mr. Spaulding served as the President of International Operations of Guidant Corporation, a medical device manufacturer, and also served on the Guidant Management Committee from 2002 until 2005. From 2003 to 2005, he was the President of Europe, Middle East, Africa, and Canada of Guidant Corporation. From 2000 to 2003, Mr. Spaulding served as President of Guidant Corporation’s cardiac surgery business. Mr. Spaulding holds a Master’s degree in Biomedical Engineering and a Bachelor of Science degree in Mechanical Engineering from the University of Miami. Mr. Spaulding’s over 21 years of healthcare experience, including service as an officer of publicly-held companies with medical device operations, his knowledge of regulatory and operational matters affecting the development and marketing of medical devices, and his educational background enable Mr. Spaulding to bring a valuable and unique perspective to our Board.

Directors Continuing in Office
Class II - Term Ending in 2021
Preston G. Athey
Mr. Athey, age 70, has been a director since March 2017 and a private investor since his retirement in January 2017 from T. Rowe Price Associates, Inc., a subsidiary of T. Rowe Price Group, Inc., a global investment management firm. Mr. Athey was employed by T. Rowe Price Associates, Inc. from 1978 until January 2017, serving from 1981 until January 2017 as a Vice President, and from 1991 until 2014 as President and Portfolio Manager of T. Rowe Price Small-Cap Value Fund. He is a Certified Investment Counselor and also holds the Chartered Financial Analyst designation. Mr. Athey received a Bachelor of Arts degree from Yale University and a Master of Business Administration degree from Stanford University. Mr. Athey’s many years of experience as a securities analyst and equity portfolio manager and his keen interest in good corporate governance enable him to provide the Board of Directors with valuable financial and governance insight.
Hugh J. Morgan, Jr.
Mr. Morgan, age 91, has been a director since 1988 and a private investor since 2003. He served as Chairman of the Board of National Bank of Commerce of Birmingham from 1990 until 2003. Prior to that time, Mr. Morgan spent over 26 years at Southern Natural Gas Company and 14 years at Sonat Inc., its parent company, after its formation in 1973. At the time of his retirement in 1987, Mr. Morgan was serving as the Chairman of the Board of Southern Natural Gas Company and as Vice Chairman of the Board of Sonat Inc. Mr. Morgan holds a Bachelor of Arts degree from Princeton University and is a graduate of the Vanderbilt University Law School and the Advanced Management Program at Harvard Business School. Mr. Morgan’s legal and business background, including his substantial experience as a senior officer and director of Sonat Inc. and its subsidiary Southern Natural Gas Company, and his long-term service as a director of the Company enable him to provide our Board valuable insight into corporate operations and governance and financial matters.
Class III - Term Ending in 2022
John P. Stupp, Jr.
Mr. Stupp, age 70, has been a director since 1985. He has served as President since March 2004, and as Chief Executive Officer since March 2014, of Stupp Bros., Inc., a diversified holding company. From April 1995 until March 2004, he served as Executive Vice President and Chief Operating Officer of Stupp Bros., Inc., and since August 1995 he has also served as Chief Executive Officer of Stupp Corporation, a division of Stupp Bros., Inc. Through its subsidiaries, Stupp Bros., Inc. fabricates steel highway and railroad bridges, produces pipe for natural gas and oil transmission pipelines, and offers general, steel, and industrial construction services. Mr. Stupp also serves as a director of Stupp Bros., Inc. Mr. Stupp holds a Bachelor of Science degree in Business and Economics from Lehigh University. He serves as a director of Spire Inc. and is a member of its compensation and corporate governance committees. Mr. Stupp’s substantial experience as President and Chief Executive Officer of Stupp Bros., Inc., as Chief Executive Officer of Stupp Corporation, and as a director of public companies and non-profit organizations, as well as his long-term relationship with the Company, provides our Board of Directors valuable financial and operational expertise.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ITS
NOMINEES, EMILE A BATTAT AND RONALD N. SPAULDING

Corporate Governance
Board Leadership and Independence
We separate the roles of Chairman of the Board and Chief Executive Officer. Our Board believes that this leadership structure is in the best interests of the Company and our stockholders and that it fosters innovative, responsive, and strong leadership for the Company. This leadership structure permits Mr. Emile Battat, who has had many years of experience with the Company, to continue to play a key role as Chairman and thereby provide leadership to the Company’s Board of Directors as well as work with our Chief Executive Officer, Mr. David Battat, in the evaluation, planning, and implementation of corporate strategy and in operational and financial matters. In addition to his participation in strategic and financial matters, Mr. David Battat focuses on operational matters, including the day-to-day management of our business.
Under the listing rules of The Nasdaq Stock Market LLC, or Nasdaq, a majority of the members of our Board of Directors must qualify as “independent directors,” as determined by our Board. In making the determination whether our directors are independent, our Board applies the requirements for director independence set forth in the Nasdaq listing rules. After considering the relationship of each director with the Company, our Board has determined that Messrs. Athey, Morgan, Spaulding, and Stupp are independent directors within the meaning of those rules and that our Chairman, Mr. Emile Battat, is not an independent director. Our Audit, Compensation, and Corporate Governance Committees are comprised solely of independent directors. Our independent directors meet regularly in executive sessions without management present. Mr. Spaulding, who is currently the Chair of the Corporate Governance Committee, is serving as our lead director and as such is responsible for calling, establishing agendas for, and moderating the Board of Directors’ executive sessions.
Our Board is committed to regular evaluations of itself and its committees to measure ongoing effectiveness. Every other year, directors are asked to complete a written evaluation of the Board and the committees on which they serve. To protect anonymity and the integrity of the evaluation process, our outside counsel compiles responses to these evaluations and presents a report thereon to the Board of Directors. Following such report, the Board discusses the evaluations and determines if any follow-up actions are appropriate.
Meetings
Our Board of Directors held six meetings during 2019. Each director attended at least 75% of the aggregate of  (i) the total number of meetings of the Board and (ii) the total number of meetings of all committees on which he served that were held in 2019 during the time he served as a director or as a member of such committees.
Nominating Process
Because we have a relatively small number of directors, our Board of Directors has determined, and has adopted a resolution providing, that nominees for election to the Board will be selected by a majority vote of the directors meeting the Nasdaq independence requirements. Accordingly, our Board does not have a separate nominating committee or a nominating committee charter. In accordance with resolutions adopted by the Board, in selecting nominees for election as directors our Board, with the assistance of our Corporate Governance Committee, will review and evaluate candidates submitted by directors and management and by our stockholders. Stockholders who would like to suggest qualified candidates for selection by our independent directors as nominees of our Board of Directors should provide written notification thereof to the Secretary of the Company at our principal executive offices and include the candidates’ qualifications. In considering possible nominees, our independent directors are to take into account the following: (i) each director should be an individual of the highest character and integrity; (ii) each director should have substantial experience that is relevant to our Company; (iii) each director should have sufficient time available to devote to the affairs of the Company; and (iv) each director should represent the best interest of all of our stockholders. Our Board believes that having directors with diverse backgrounds, business experience, and skills is in our best interest. Under our nominating process, when we are seeking new candidates for our Board, we consider the needs of the Company, taking into account the skills and attributes of our current directors, and then seek to identify those individuals who meet those needs and select the most suitable candidates based on merit, including diversity of experience and skills, regardless of a candidate’s gender, race, religion, or ethnicity. We believe that our Board of Directors must be able to assess a candidate’s qualities and competencies as a whole rather than emphasizing any one of these factors. Our current directors have diverse industry backgrounds, including substantial experience in medical device, industrial, engineering, financial, and energy companies, and diverse skills. All possible nominees are to be reviewed in the same manner, regardless of whether they have been submitted by stockholders, directors, or management.
Voting Standards for the Election of Directors
Our Bylaws provide for a majority voting standard for the election of directors in an uncontested election, which is an election in which the number of nominees equals the number of directors to be elected. A director nominee will be elected if the votes cast for such nominee exceed the number of votes cast against such nominee. In the event of a contested election, which is an election in which the number of nominees exceeds the number of directors to be elected, the directors are to be elected by the vote of a plurality of the stock present in person or represented by proxy at a meeting of stockholders and entitled to vote on the election of directors. The Bylaws further provide that no incumbent director is to be a nominee for reelection as director in an uncontested election who has not agreed to tender, prior to the meeting of stockholders at which he or she is to be reelected as a director, an irrevocable resignation that will be effective upon the failure of such director to receive a majority of the votes cast with respect to that director’s reelection at such meeting of stockholders and the earlier of  (i) five business days after the date on which the voting results of such meeting are determined and (ii) the date an individual is selected by the Board of Directors to fill the office held by such director. Additionally, under our Bylaws any incumbent director who fails to receive the requisite vote for reelection in an uncontested election is not to be appointed or elected as a director by the Board for at least one year after the meeting at which such individual fails to be reelected.
The Board’s Role in Risk Oversight
The Board of Directors has the responsibility for overseeing the Company’s exposure to risk. Directly and through its committees, the Board of Directors reviews our material risk exposures, including operational risks, investment risks, financial risks, and compensation risks. Our Board and its committees meet with management when necessary in performing these oversight functions.
Committees
Our Board has four standing committees: the Executive Committee, the Corporate Governance Committee, the Compensation Committee, and the Audit Committee.
The Executive Committee is currently comprised of Messrs. Emile Battat and Morgan.
The Board has determined that the members of our Corporate Governance Committee, Compensation Committee, and Audit Committee must meet the independence requirements of the Nasdaq listing rules for directors and that the Audit Committee members must also meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, not have participated in the preparation of the financial statements of the Company or any current subsidiary during the past three years, and be able to read and understand fundamental financial statements. The Nasdaq listing rules also require that, in determining the independence of any director who will serve on our Compensation Committee, our Board must consider all factors specifically relevant to determining whether such director has a relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including the source of compensation of such director and whether such director is affiliated with the Company, a Company subsidiary, or an affiliate of a Company subsidiary.
Our Corporate Governance Committee, which is currently comprised of Messrs. Athey, Morgan, and Spaulding, assists in the evaluation of possible nominees for election to the Board of Directors as requested by the Board, reviews annually and advises the Board with respect to the compensation of directors, administers the Company’s stock ownership guidelines, and recommends to the Board (i) the number of directors to be fixed in connection with each annual meeting of our stockholders, (ii) the directors to be appointed to each of the committees of the Board, after considering the recommendation of our Chairman of the Board, (iii) corporate governance guidelines if the Corporate Governance Committee deems them appropriate for the Company, and (iv) proposed changes to the charter of the Corporate Governance Committee. In making recommendations to the Board as to director compensation, our Corporate Governance Committee considers our directors’ responsibilities and time devoted by them in fulfilling their duties as directors, the skills required, and market data on director compensation and takes into account recommendations made by Mr. Emile Battat. Except for Mr. Emile Battat, who is Chairman of our Board, our executive officers are not involved in determining or recommending the amount or form of director compensation. Our Board of Directors has adopted a written charter for the Corporate Governance Committee, a copy of which is available on our website at www.atrioncorp.com. The Corporate Governance Committee met two times in 2019.
The Compensation Committee, which is currently comprised of Messrs. Athey, Morgan, Spaulding, and Stupp, makes recommendations to the Board of Directors as to the remuneration of our executive officers, administers the Amended and Restated Atrion Corporation 2006 Equity Incentive Plan, or 2006 Equity Plan, our Nonqualified Deferred Compensation Plan, or NQDC Plan, the Atrion Corporation Non-Employee Director Stock Purchase Plan, or Non-Employee Director Stock Purchase Plan, and the Atrion Corporation Deferred Compensation Plan for Non-Employee Directors, or Non-Employee Director Deferred Compensation Plan, and makes recommendations to our Board with respect to annual cash incentive bonuses for our executive officers who participate in the Atrion Corporation Short-Term Incentive Compensation Plan, or Short-Term Incentive Plan. The primary processes and procedures for the consideration and determination of executive compensation, the roles of our executive officers in determining or recommending the amount and form of executive officer compensation, the extent of delegation of authority, and the role of compensation consultants in determining or recommending executive officer compensation are discussed in “Compensation Discussion and Analysis” beginning on page 12 of this proxy statement. Our Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on our website at www.atrioncorp.com. The Compensation Committee met four times in 2019.
Mercer, an outside compensation consultant, has been engaged from time to time at the request of the Compensation Committee to provide information as to the compensation of executive chairmen, chief executive officers, chief operating officers, chief financial officers, and directors of various companies, including certain companies in the medical products and devices industry. For further information regarding the services provided by Mercer, see “Compensation Discussion and Analysis” beginning on page 12 of this proxy statement.
Our Audit Committee, the current members of which are Messrs. Athey, Morgan, Spaulding, and Stupp, appoints, determines the compensation for, and oversees the work of the Company’s independent auditors, assists the Board in its oversight of our accounting and financial reporting principles and policies and internal audit controls and procedures, and oversees related persons transactions. The Audit Committee reviews and assesses, at least annually, the Audit Committee Charter and is to recommend any changes in the Audit Committee Charter to the Board of Directors. Our Board has determined that each member of the Audit Committee meets the independence rules and other criteria for Audit Committee membership set forth above and that Mr. Stupp qualifies as an audit committee financial expert. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.atrioncorp.com. Our Audit Committee met five times in 2019.
Stockholder Communications to the Board of Directors
Any stockholder wishing to communicate with our Board of Directors about any matter should send the communication, in written form, to Emile A Battat, Chairman, at our principal office in Allen, Texas. Mr. Emile Battat will promptly send the communication to the other members of the Board.
Attendance at Stockholders Meetings
The Board has a policy encouraging each director to attend, if practicable, our annual meetings of stockholders. All of the directors who were serving at the time of the 2019 annual meeting attended that meeting.

Code of Ethics
Our Board has adopted a Code of Business Conduct that applies to our employees, including our executive officers, and to the members of our Board of Directors.
Stock Ownership Guidelines for Directors
We have stock ownership guidelines that apply to our directors, executive officers, and designated officers of the Company and its subsidiaries. Each non-employee director is required to own shares of our common stock with a market value of at least $300,000 within three years of the date of election to the Board of Directors, except that non-employee directors who elect to receive at least 25% of the cash portion of their annual cash retainers in shares of our common stock under the Non-Employee Director Stock Purchase Plan or in stock units under the Non-Employee Director Deferred Compensation Plan and continue such election annually are permitted five years to meet the guidelines. Shares of our stock that count toward those guidelines are shares owned outright, shares held as restricted stock, shares underlying stock units, and shares held in certain trusts, family limited partnerships, or limited liability companies or similar investment vehicles.
Social Responsibility and Sustainability
The Company is committed to the three main pillars of sustainability: environmental, social, and governance. We believe that these pillars impact our ability to execute our business strategy and create value over the long term. Sustainability is rooted in the Company’s respect for the environment, for our communities, for our customers, and for our employees because saving lives is the purpose of almost everything we make. We have long managed our business in a way that promotes all of these goals. As our performance over the last 22 years demonstrates, we have done so in a manner that has also rewarded our stockholders.
For example, because we make products for medical and other applications, quality is critical to us and our end-users. As a result, we have never given in to the temptation of offshoring in places with questionable ethical practices but low-cost labor. Instead, we have always owned and operated all of our manufacturing facilities in the United States to ensure our products are high quality. We consistently improve our quality levels by investing in the latest technologies, which also has the effect of increasing efficiency and reducing our electricity usage. At our largest facility, from 2015 to 2019 the capital invested for major production equipment increased by 43%, yet electricity consumption increased by only 4.6%. We also have redesigned major product lines to reduce the amount of material they require by 20% to 40%. Our facilities source a significant majority of their raw materials domestically, allowing us to more easily manage the quality of our supply chain as well as to reduce its carbon footprint. Consistent with our health and safety management principles, we have closely monitored guidance provided by the Centers for Disease Control and Prevention to protect the health and safety of our employees as we have tried to fulfill our special responsibility to supply hospitals with critical products needed for various illnesses during the COVID-19 pandemic.
We recognize that different viewpoints multiply wisdom, which is why we believe diversity at all levels of our Company is important. In addition to their business acumen, people of different backgrounds offer valuable perspectives about our workplace and the world around us. Our Board has always been a source of valuable insights and perspectives. Our first female director joined our Board in 2002. We look forward to again having a woman on our Board, and our next vacancy will be filled by a woman. Some institutions look to the board as the sole test of a company’s diversity, but we go beyond this. We are proud to employ people who are too often overlooked by corporate America. Over half of our employees did not finish high school or ended their formal education upon obtaining a high school diploma or G.E.D. Some of these employees come to us with few skills and with challenging personal circumstances. We proudly invest in their training and, in return, we see them become some of our best employees and managers. We believe that it is telling that 33% of our employees have been with us at least 10 years, while, according to the U.S. Bureau of Labor Statistics, as of January 2018 the median number of years that American workers had been with their current employers was 4.2 years. We also proudly employ older workers. We have several employees at all levels of the Company in their 70s and 80s, and they make important contributions to our success. We are committed to the main pillars of sustainability, we understand their importance, and we will continue to strive to strengthen them going forward.

Hedging of Risk of Stock Ownership
We have a policy strongly discouraging the hedging of the risk of ownership of our securities. Any employee wishing to enter into a hedging transaction must pre-clear the proposed transaction with our compliance officer and must provide justification for the proposed transaction.
Director Compensation
Under our director compensation program, each non-employee director is paid an annual cash retainer of  $66,000 for his or her service as a director and is annually awarded fully-vested shares of our common stock under our 2006 Equity Plan having a market value on the date of the award of  $60,000. The equity awards are made each year immediately following our annual meeting of stockholders. In addition, the Chairmen of the Corporate Governance Committee and the Compensation Committee are each paid an annual cash retainer of  $6,000, and the Chairman of the Audit Committee is paid an annual cash retainer of  $12,000. Mr. Emile Battat, our Chairman and our only employee director, does not receive any compensation for his service as a director. We reimburse our directors for travel and out-of-pocket expenses incurred in connection with attending meetings of the Board.
Our Non-Employee Director Stock Purchase Plan provides non-employee directors with a convenient method of acquiring shares of our common stock. This plan allows non-employee directors to elect to receive fully-vested stock and restricted stock in lieu of some or all of their cash fees. The foregone fees are converted into shares of fully-vested stock and restricted stock on the day the applicable cash fees otherwise would have been paid. The restricted stock vests in equal amounts on the first day of the second, third, and fourth calendar quarters following receipt of the stock, provided the non-employee director is then serving as a member of our Board.
The Non-Employee Director Deferred Compensation Plan allows non-employee directors to defer all or part of their cash fees into stock units. A stock unit account is set up for each participating non-employee director. The stock unit account is credited with a number of stock units equal to the cash fees deferred by the non-employee director divided by the closing price of our common stock on the day preceding the date on which the deferred fees would have been paid. The stock units vest as follows: 25% vest on the date credited to the stock unit account and 25% vest on each of the April 1, July 1, and October 1 immediately following the date credited to the stock unit account, provided the non-employee director is then serving as a member of our Board. Each stock unit account is credited with additional whole or partial stock units reflecting dividends that would have been paid on the number of shares represented by that stock unit account. The stock units held in a non-employee director’s stock unit account are distributed in the form of whole shares of common stock, with cash paid for fractional stock units, in the January following the year in which his or her service as a director ceases or in January of a particular year, as specified by the non-employee director in his or her deferred fee election form.
The annual cash retainers for non-employee directors who elect to participate in either the Non-Employee Director Stock Purchase Plan or the Non-Employee Director Deferred Compensation Plan or both are payable on the first business day of January of each year for the calendar year then beginning, in each case to the extent such election or elections apply.

The following table sets forth summary information concerning the compensation of our non-employee directors for the year ended December 31, 2019:
Director Compensation Table
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Preston G. Athey	66,000	60,000	—	126,000
Hugh J. Morgan, Jr.	72,000	60,000		132,000
Ronald N. Spaulding	72,000	60,000	—	132,000
John P. Stupp, Jr.	78,000(3)	60,000	2,661(4)	140,661

(1)
Each non-employee director received a cash retainer of  $66,000 for his service as a director. The Chairmen of the Corporate Governance Committee and the Compensation Committee are each paid an annual cash retainer of  $6,000 and the Chairman of the Audit Committee is paid an annual cash retainer of  $12,000.

(2)
Amounts shown reflect the aggregate fair value of the awards on the date they were granted, computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codified Topic 718, or ASC 718. The assumptions used in the valuations may be found in Note 8 to the financial statements included as a part of our Annual Report on Form 10-K for the year ended December 31, 2019. The amount shown includes $591.30 paid in cash in lieu of fractional shares for each non-employee director.

(3)
Mr. Stupp elected to defer $3,900 of his cash fees for 2019 into stock units pursuant to the Non-Employee Director Deferred Compensation Plan. As a result, Mr. Stupp’s stock unit account was credited with 5.26 stock units, which amount was based on the closing market price of our common stock on December 31, 2018, the last trading date prior to the date of issuance, which was $741.08 per share.

(4)
Amount shown represents the value of stock units credited to Mr. Stupp’s stock unit account in 2019 on account of dividends paid on our common stock during the prior calendar year, in accordance with the terms of the Non-Employee Director Deferred Compensation Plan.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Summary
This Compensation Discussion and Analysis is designed to explain our philosophy and objectives underlying our compensation program, the elements of our compensation program for our executives, the processes we follow in setting compensation, and the determinations related to our executive compensation for 2019. We recognize that the medical device industry is very competitive, and our executive compensation program is intended to attract, retain, and motivate executives who lead our business and to align their interests with the long-term interests of our stockholders. The principal elements of our program are base salaries, annual cash incentive bonuses, and long-term incentives in the form of equity awards. We also provide our NQDC Plan for the benefit of certain of our highly-compensated employees, including our executive officers. We believe that our program provides appropriate incentives to our executives to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions. Our compensation program is designed to reward our executive officers for high level corporate. The financial highlights for 2018 and 2019 and the percentage changes from 2018 to 2019 are as follows:
	2019	2018	Change
Revenues	$155,066,000	$152,488,000	1.7%
Operating Income	$40,529,000	$41,707,000	-2.8%
Net Income	$36,761,000	$34,255,000	7.3%
Income per Diluted Share	$19.73	$18.44	7.0%
Operating Income as a Percentage of Year End Stockholders’ Equity	17.0%	19.8%	-2.8%
Our financial performance in 2019 was an important factor in determining our incentive compensation for that year. Elements of the program are also intended to reward key employees for individual responsibilities, experience, performance, and capacity to influence our results. We provide limited perquisites for our executive officers. We have stock ownership guidelines that are intended to help ensure that our present and future executive officers, as well as certain other designated officers of the Company or our subsidiaries, acquire and maintain a meaningful equity stake in the Company.
Roles of the Compensation Committee, Management, and Outside Consultants
Our Compensation Committee reviews and makes recommendations to our Board of Directors for our executive officers’ base salaries, salary increases, and discretionary bonuses, as well as cash incentive bonuses for our executive officers who participate in our Short-Term Incentive Plan. Our Compensation Committee also administers our equity incentive program and our NQDC Plan. Annually, the Compensation Committee reviews tally sheets to obtain an overview of total compensation of our executive officers. These tally sheets identify the annual compensation for each of our executive officers in previous years, including base salaries, cash incentive bonuses, discretionary cash bonuses, equity awards, benefits, and perquisites. Each executive officer’s tally sheet also shows the amount payable to that executive officer upon termination of employment under certain circumstances and details the executive officer’s equity ownership, including stock owned free of restrictions, restricted stock, restricted stock units, or RSUs, and stock options.
From time to time directors who are not members of the Compensation Committee and executive officers attend meetings, or parts of meetings, of the Compensation Committee at the Committee’s invitation. Although the Compensation Committee generally does not delegate the authority to make equity awards, in both 2018 and 2019 it delegated to Mr. David Battat the authority to grant awards of RSUs within specified limits to employees of the Company who are not officers of the Company or its subsidiaries at the vice-president level or above at any time and from time to time in his discretion, with the more recent delegation extending through December 31, 2020. Our executive officers are responsible for the salaries, salary increases, cash incentive bonuses, and discretionary cash bonuses for key employees in our operating units who are not executive officers, and, as hereinafter described, they administer our Short-Term Incentive Plan, subject to our Compensation Committee’s review of, and recommendations to our Board of Directors with respect to, cash incentive bonuses for our two executive officers who are eligible to participate in that plan. In considering the base salary for Mr. David Battat and cash incentive bonuses for him and for Jeffery Strickland, our Vice President and Chief Financial Officer, Secretary and Treasurer, under the Short-Term Incentive Plan, the Compensation Committee takes into account the recommendations of Mr. Emile Battat. In considering the base salary for Mr. Strickland, the Compensation Committee takes into account the recommendations of Messrs. Emile Battat and David Battat.
At the request of our Compensation Committee, over the past 15 years, and generally at two-year intervals during that period, we have engaged Mercer, a global consulting firm, to provide information regarding the compensation of executive officers. This information has provided us with insight regarding base salary, target bonus, target total annual compensation, long-term incentives, and total direct compensation provided by other companies. Our Compensation Committee has used this information to obtain an analysis of compensation practices of various companies, including companies in the medical products and devices industry, and to assist the Committee in formulating its recommendations to our Board of Directors regarding the compensation structure and levels for our executive officers. Most recently, Mercer was engaged in late 2019 at the request of the Committee to provide market compensation data for executive officers. Mercer’s report, delivered in March 2020, set forth information as to base salaries, target bonuses as a percent of salary, total annual compensation, long-term incentives, and total direct compensation for 13 medical products and device companies selected by Mercer with market capitalizations ranging from $469 million to $9.6 billion. Also included in the March 2020 report was a review of outside director compensation.
Components of Our Compensation Program
Base salaries, annual cash incentive bonuses, and long-term incentives in the form of equity awards are the principal components of our compensation program. Additional elements are our health insurance plan, retirement benefits under our Section 401(k) Savings Plan, or 401(k) Plan, and limited perquisites. We utilize these forms of compensation because we believe they are necessary or helpful in achieving the objectives of our compensation program. Base salaries are designed to attract and retain executive officers and other key employees and are intended to be at competitive levels and to provide our executive officers and other key employees a level of assured cash compensation commensurate with their positions within the Company. Annual cash incentive bonuses and equity awards are intended to reward executive officers and other key employees and to provide incentives for superior results by us and for individual responsibility and performance. Equity awards also are intended to align the interests of our executive officers and other key employees with the interests of our stockholders. The combination of these components is designed to compensate employees fairly for the services they provide on a regular basis. Generally, the Compensation Committee analyzes the individual performance of our executive officers, with input from Messrs. Emile Battat and David Battat with respect to Mr. Strickland’s individual performance.
Base salaries are a significant component of our compensation program because they help us attract and retain executive officers and other key employees and provide them a level of assured cash compensation commensurate with their positions within the Company. Annual cash incentive bonuses for our executive officers and other key employees, which provide them with the opportunity to receive cash compensation in addition to their base salaries, are intended to reward them for the Company’s performance and for individual performance as well. We believe that long-term incentives in the form of equity awards help align the interests of our executive officers and other key employees with the interests of our stockholders. We also believe that equity awards further our efforts to promote the growth and profitability of the Company. We do not have a specific policy of awarding options as opposed to restricted stock or RSUs, and for the past several years RSUs, restricted stock, and stock options have been awarded in our compensation program. We view our health insurance benefits, along with certain other benefits, as necessary to attract and retain employees.
Formula cash bonuses are provided in our employment agreement with Mr. Emile Battat and in our Short-Term Incentive Plan. Pursuant to his employment agreement, Mr. Emile Battat is entitled to annual cash bonuses equal to a fixed percentage of year-to-year increases in our operating income. This arrangement was determined based on our Compensation Committee’s discussions with him a number of years ago. Messrs. David Battat and Strickland are eligible to be selected to participate in, and may receive cash bonuses under, our Short-Term Incentive Plan. In addition, on the recommendation of our Compensation Committee and approval by our Board of Directors, our executive officers may also receive discretionary cash bonuses. However, none of our executive officers is paid a fixed or guaranteed annual cash bonus. We endeavor to structure our compensation program so that our base salaries and annual cash bonus opportunities are adequate to attract and retain key employees. In addition, we seek to provide sufficient long-term equity compensation to motivate our executive officers and other key employees to focus on our performance over the longer term.
The Company, after reviewing and discussing our compensation programs with the Compensation Committee of our Board, believes that our compensation programs are balanced and do not motivate or encourage unnecessary or excessive risk taking because of, in part, the following:
•
Base salaries are fixed in amount, and for most non-executive employees constitute the largest part of their total compensation, and thus do not encourage risk taking.

•
Although our annual incentive compensation focuses on achievement of short-term goals, and short-term goals may encourage the taking of risks at the expense of long-term results, we believe that our annual incentive compensation programs represent a reasonable portion of our employees’ total compensation opportunities. The annual incentive compensation to our executive officers who participate in the Short-Term Incentive Plan is subject to the review by the Compensation Committee and approval by our Board.

•
Long-term equity awards are important to help further align employees’ interests with those of our stockholders. The ultimate value of the awards is tied to the Company’s stock price and, because awards are staggered and subject to long-term vesting schedules, they help ensure that our executive officers have significant value tied to long-term stock price performance. As described above, we have established procedures related to the timing and approval of equity awards.

Because of the above, we believe that our employee compensation programs appropriately balance risk and the desire to focus employees on short-term goals as well as long-term goals important to the Company’s success and do not promote excessive risk taking.
Our Compensation Committee takes into account the following corporate factors when making compensation recommendations and decisions:
•
our earnings per share;

•
our operating income;

•
total stockholder return;

•
our return on equity;

•
safety; and

•
efficiency of our operations.

At our annual meeting of stockholders in 2019, our stockholders approved, on an advisory basis, our executive compensation, with approximately 99% of the shares present, in person or by proxy, at the meeting and entitled to vote thereon being voted to approve the compensation of our executive officers. The Compensation Committee has taken into account those results in deciding to retain our general approach to executive compensation.
Base Salaries
Annual base salaries are a principal component of our compensation program. The factors considered when fixing an executive officer’s base salary are performance, responsibilities, experience, capacity to influence our results, competitive conditions, and length of service with us. When considering the base salaries for our executive officers, our Compensation Committee reviews their total annual compensation for previous years as set forth in the tally sheets described above, including base salaries, formula cash incentive bonuses, discretionary cash bonuses, long-term incentive awards, benefits, and perquisites. For 2019, the base salaries of our three executive officers were as follows: the base salary of Mr. Emile Battat, which is fixed in his employment agreement and in accordance with the recommendation of our Compensation Committee, was $600,000, unchanged from each of the years in the period 2012-2018; the base salary of Mr. David Battat was $620,000, unchanged from his base salary in the period 2015-2018; and the base salary of Mr. Strickland was fixed at $300,000, unchanged from his base salary in 2017 and 2018. The 2019 base salaries of Messrs. David Battat and Strickland were fixed in accordance with recommendations of our Compensation Committee, after taking into consideration information provided by Mercer in early 2018, as well as the factors described above and recommendations of Mr. Emile Battat in the case of Mr. David Battat’s base salary and Messrs. Emile Battat and David Battat in the case of Mr. Strickland’s base salary.
Annual Incentive Compensation
Mr. Emile Battat is entitled to annual cash incentive bonuses equal to a fixed percentage of year-to-year increases in our operating income as provided in his employment agreement. Our Compensation Committee may adjust any increase in our operating income to disregard one-time, nonrecurring extraordinary items and is to make such equitable adjustments as are required to give effect to acquisitions, divestitures or similar corporate transactions. For 2019, Mr. Emile Battat was not paid a cash incentive bonus.
Messrs. David Battat and Strickland and certain key employees are eligible to be selected to participate in our Short-Term Incentive Plan. Under this plan, an awards pool is established each year equal to a portion of our subsidiaries’ operating profits and is funded through contributions by our subsidiaries as determined under the terms of the plan. The awards pool is used to pay cash bonuses under employment agreements, other discretionary cash bonuses to employees who are not participating in the Short-Term Incentive Plan, and other employment-related expenses. The balance of the awards pool, if any, is available for cash incentive bonuses to participating executive officers and other key employees. Cash incentive bonuses are based in part on a bonus allocation formula that takes into account a number of factors, including the participant’s salary, an individual bonus rate, the profitability of the subsidiary employing the participant (where applicable), and individual participant performance.
The bonus amounts determined pursuant to that formula for participating executive officers are reviewed by our Chairman of the Board, who does not participate in the Short-Term Incentive Plan. The Chairman makes the initial determinations as to the bonus amounts, and those determinations are then reviewed by our Compensation Committee, which takes into account information provided by Mercer. The Compensation Committee makes recommendations as to the bonus amounts to our Board of Directors, which fixes the bonuses for the executive officers participating in the Short-Term Incentive Plan. In the case of key employees, the bonus amounts determined pursuant to the formula are subject to adjustments by our executive officers. Under the Short-Term Incentive Plan cash incentive bonuses for each year are to be determined by April 15 of the year immediately following the year for which the pool is established, with at least 75% of a participant’s bonus to be paid by April 15 of that year and the balance, which is generally 25% of the bonus amount, to be paid by April 15 of the following year. No participant in the Short-Term Incentive Plan has any vested right to such bonus or any part thereof until paid, and in most cases if a participant’s employment terminates prior to payment his or her bonus is forfeited. The plan is administered generally by our executive officers, subject to our Compensation Committee’s review of, and recommendations to our Board of Directors with respect to, bonuses for Messrs. David Battat and Strickland. For 2019, Mr. David Battat’s cash incentive bonus was $800,000, which was approximately 11% less than his bonus for 2018, and Mr. Strickland’s cash incentive bonus was $325,000, which was equal to his bonus for 2018.
Our Compensation Committee has the authority to recommend discretionary cash bonuses based on the performance of the Company, one or more Company units or individual performance. We believe that this discretionary authority is useful because there may be circumstances that would support awards being made in addition to those under, or in the absence of attainment of the performance goals in the arrangements discussed above. No discretionary cash bonuses were paid to our executive officers for 2019.
Long-Term Incentive Awards
Long-term equity-based compensation is an integral part of our total compensation package. It is intended to align the interests of our executive officers and other key employees with the interests of our stockholders in focusing on long-term growth and stock performance. We review the costs and benefits to us from the various forms of long-term compensation, including stock options, restricted stock, and RSUs.

In selecting the form of awards, we take into account that stock options will have little or no value if we do not have increased profitability and increases in the market price of our stock and that restricted stock and RSUs may continue to have value, though possibly reduced, if our profitability declines and the market price of our stock does not increase or even declines.
Our current policy on equity awards provides that equity awards, other than in connection with new hires or unusual circumstances, will be made at the meeting of our Compensation Committee held in conjunction with our annual stockholders meeting, which usually is held each May, and on the tenth business day immediately following the last day of each “blackout period,” as defined in the Company’s Insider Trading Policy. Those equity awards are to be made only at meetings of the Committee, including telephonic meetings, and not through actions by written consent. In 2019, the Committee awarded Mr. Strickland 131.72 RSUs that are convertible into shares of our common stock on a one-for-one basis on the earlier of the following: five years after the award date and a change in control of the Company, provided he is then employed by the Company. No equity awards were made to Mr. Emile Battat or Mr. David Battat in 2019.
NQDC Plan
Our NQDC Plan allows a select group of key management or highly compensated employees of the Company and our subsidiaries, including our executive officers, to defer income under a nonqualified plan. We believe that the NQDC Plan is compliant with the regulations promulgated by the Internal Revenue Service under Section 409A of the Internal Revenue Code and provides a vehicle for the eligible employees to defer amounts higher than the limits established for our 401(k) Plan, which is a qualified plan. The Company is to credit make-up contributions to the account of each participant who makes a deferral election for base salary under the NQDC Plan that results in a reduction of the Company’s matching contribution that would have been made in our 401(k) Plan, with the make-up contribution to be in an amount equal to the amount by which our matching contribution to our 401(k) Plan is reduced as a result of the deferral election made under the NQDC Plan. Base salary and bonus compensation are eligible for deferral under the NQDC Plan, and a participant may defer not less than 10% and not more than 90% of his or her base salary and bonus compensation. Each year our Compensation Committee selects the key management or highly compensated employees who are eligible to participate in the NQDC Plan, and each of those employees makes an election whether or not to participate in the NQDC Plan and at what level he or she wishes to defer compensation. Participants may also elect how their deferred funds are deemed to be invested among the investment options designated by the Compensation Committee, which are generally the same as those available under the 401(k) Plan, as well as the Company’s common stock. In addition, participating employees choose the schedule on which these funds are to be distributed to them or their beneficiaries upon retirement, death, or certain other events. Amounts deferred or credited under the NQDC Plan are credited with notional investment earnings based on participant investment elections made from among the investment options available under the NQDC Plan. No amounts are credited with above-market earnings.
Benefits and Perquisites
We provide various benefits to our executive officers, including health insurance and life and disability insurance, as a part of our total compensation package. Our employees, including our executive officers, are also eligible to participate in our 401(k) Plan. Under that plan, we make matching contributions of up to 3.5% of a participant’s eligible compensation. Our executive officers are fully vested in our matching contributions. Perquisites are not a significant component of compensation for our executive officers.
Termination and Change in Control Arrangements
We have agreements or plans under which our executive officers are entitled to payments and benefits upon termination of employment under certain circumstances. The terms of Mr. Emile Battat’s arrangement are set forth in his employment agreement and were determined on the basis of recommendations by our Compensation Committee after discussions with him. The terms of Mr. David Battat’s arrangement were recommended by our Compensation Committee after consideration of his responsibilities and experience. The terms of Mr. Strickland’s severance plan were recommended by our Compensation Committee after consideration of Mr. Strickland’s total compensation package and length of service with the Company. We have structured our arrangements with our executives so that a change in control alone does not trigger any payments and, with respect to their equity awards, results only in acceleration of vesting. We believe acceleration of vesting provides our executive officers a reasonable measure of protection in the event of a change in control. For a more detailed discussion of the terms of these arrangements, see “Potential Termination and Change in Control Payments” beginning on page 23 of this proxy statement.
Stock Ownership Guidelines for Officers
Our stock ownership guidelines are designed to ensure that our executive officers and certain other designated officers of the Company and its subsidiaries acquire and maintain a meaningful equity stake in the Company so as to align their interests closely with those of our stockholders. The guidelines provide that within four years of becoming subject to the guidelines the persons serving as our Chairman and as our Chief Executive Officer are required to each own shares of our common stock with a market value of at least $2,400,000, a person serving as our Chief Operating Officer, a position not currently filled, is required to own shares of our common stock with a market value of at least $1,200,000, and the person serving as our Chief Financial Officer is required to own shares of our common stock with a market value of at least $900,000. Other officers of the Company or our subsidiaries who are designated by our Board of Directors are required to own shares of our common stock with a market value of at least $300,000 within five years from designation as being subject to the guidelines. The guidelines also provide that if an executive officer or a designated officer fails to meet the guidelines or having met the guidelines fails to continue to meet them, two-thirds of each bonus payable to such executive officer or designated officer is to be paid in a form that counts toward the guidelines until the guidelines are met. Stock ownership that counts under these guidelines is described in “Stock Ownership Guidelines for Directors” on page 9 of this proxy statement.
Clawback Policy
We have a “clawback” policy that allows the Company to seek recovery with respect to cash incentive bonuses paid to executive officers if, within the preceding three years, any of our financial statements or financial metrics upon which cash incentive bonuses have been based have been materially misstated due to the fraud or intentional misconduct of one or more of our executive officers. In such event, our Board of Directors may direct the Company to seek to recover from any such executive officer the amount by which such executive officer’s cash incentive bonus exceeded the cash incentive bonus that would have been awarded had there been no such misstatement.
Tax Considerations
Section 162(m) of the Internal Revenue Code precludes a publicly-held corporation from taking a federal income tax deduction for compensation paid in excess of  $1.0 million to certain of its executive officers. Beginning in 2018 this limitation applies to all forms of compensation, subject to certain “grandfather” provisions that apply to performance-based compensation. Although the Compensation Committee is cognizant of the limitations imposed by Section 162(m), the Committee believes that the primary purpose of our executive compensation program is to support the Company’s business strategy and the long-term interests of our stockholders. Therefore, the Compensation Committee maintains the flexibility to recommend or award compensation that may not be tax-deductible if doing so furthers the objectives of our executive compensation program.
Other
The base salaries of our executive officers can be adjusted upwards and downwards, except in the case of Mr. Emile Battat whose base salary is fixed by his employment agreement, and discretionary bonuses can be awarded based on the individual performance of the executives as well as the performance of the Company or its units. Additionally, we can make equity awards to reward individual performance. We recognize that there may be circumstances when the individual responsibilities and performance of our executive officers or our corporate performance is so exceptional that a material increase in compensation would be appropriate. Likewise, we recognize that there could be a material downturn in our corporate performance, in which event we would consider reducing and, if appropriate, materially reducing compensation levels where permitted.

In making equity awards or considering adjustments to base salaries or cash incentives, our Compensation Committee takes into account the other elements of the compensation packages of our executive officers, as well as the number of shares of our common stock owned by them, the number of unexercised options held, the restricted stock or RSUs held, and the potential benefits they may realize upon the sale of the stock underlying these awards.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on this review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement.
Members of the Compensation Committee
Hugh J. Morgan, Jr. (Chairman)	Preston G. Athey	Ronald N. Spaulding	John P. Stupp, Jr.
The following table sets forth summary information concerning the compensation of our three executive officers during the periods indicated:
Summary Compensation Table
Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Emile A Battat Chairman	2019	600,000	—	—	—	15,661	20,349(4)	636,010
	2018	600,000	—	—	34,682	8,676	21,914	665,272
	2017	600,000	1,195,032	1,218,900	171,824	348	22,966	3,209,070
David A. Battat President and Chief Executive Officer	2019	620,000	—	—	800,000	184,066	21,995(5)	1,626,061
	2018	620,000	—	—	900,000	—(6)	25,530	1,543,530
	2017	620,000	1,433,232	1,388,000	850,000	2,151	22,338	4,315,721
Jeffery Strickland Vice President and Chief Financial Officer, Secretary and Treasurer	2019	300,000	100,000	—	325,000	9,423	29,381(7)	783,804
	2018	300,000	300,000	—	325,000	2,848	25,151	952,999
	2017	300,000	200,000	—	275,000	89	30,878	805,967

(1)
These columns include amounts deferred by the named executive officers under the NQDC Plan and reported in the “Executive Contributions in Last FYE” column of the Nonqualified Deferred Compensation table on page 22 of this proxy statement.

(2)
The amounts set forth in this column represent the aggregate grant date fair value of the awards made during the year indicated computed in accordance with ASC 718, with the fair value of the restricted stock awards to Messrs. Emile Battat and David Battat discounted by 11.2% to reflect post-vesting transfer restrictions. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). The assumptions used in the valuations for the award made in 2019 may be found in Note 8 to the financial statements included as a part of our Annual Report on Form 10-K for the year ended December 31, 2019, for the award made in 2018 may be found in Note 8 to the financial statements included as a part of our Annual Report on Form 10-K for the year ended December 31, 2018, and for the awards made in 2017 may be found in Note 8 to the financial statements included as a part of our Annual Report on Form 10-K for the year ended December 31, 2017.

(3)
Mr. Emile Battat’s incentive compensation for 2018 and 2017 was paid to him under his employment agreement with us. The incentive compensation to Messrs. David Battat and Strickland was provided to them under our Short-Term Incentive Plan. Under such plan, at least 75% of incentive compensation for a year is to be paid by April 15 in the year immediately succeeding the performance year and the remaining amount is to be paid by April 15 of the following year, generally, however, subject to forfeiture if the participant’s employment terminates before payment is made.

(4)
Includes dividends on restricted stock of  $10,092; matching contribution to our 401(k) Plan and make-up contribution to our NQDC Plan; and payment of life insurance premiums.

(5)
Includes dividends on restricted stock of  $11,250; matching contribution to our 401(k) Plan and make-up contribution to our NQDC Plan; and payment of life insurance premiums.

(6)
In 2018, Mr. David Battat experienced a negative change in his deferred compensation earnings of ($35,899).

(7)
Includes matching contribution to our 401(k) Plan and make-up contribution to our NQDC Plan; payment of life and disability insurance premiums; medical reimbursements; personal use of Company automobile; and the dollar value of dividend equivalents credited in 2019 with respect to unvested RSUs in Mr. Strickland’s stock unit account under the 2006 Equity Plan.

The following table sets forth summary information concerning the grants of plan-based awards to our executive officers during the year ended December 31, 2019:
Grants of Plan-Based Awards
Name	Grant Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Threshold ($)	Target ($)(1)	Maximum ($)
Emile A Battat	Restricted Stock	—	—	—	—	—	—	—	—
	Options	—	—	—	—	—	—	—	—
	Incentive Compensation	—	—	—	—	—	—	—	—
David A. Battat	Restricted Stock	—	—	—	—	—	—	—	—
	Options	—	—	—	—	—	—	—	—
	Incentive Compensation	N/A	—	800,000	—	—	—	—	—
Jeffery Strickland	RSUs	8/23/19	—	—	—	131.72	—	—	100,000
	Incentive Compensation	N/A	—	325,000	—	—	—	—	—

(1)
See “Incentive Compensation” below. The amounts set forth in this column were awarded Messrs. David Battat and Strickland pursuant to the Short-Term Incentive Plan. The Short-Term Incentive Plan does not provide for a threshold amount if performance targets are not met nor does it provide for a maximum bonus.

(2)
Represents the aggregate grant date fair value of stock and option awards computed in accordance with ASC 718. The assumptions used in the valuation may be found in Note 8 to the financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2019.

Base Salaries
We have an employment agreement with Mr. Emile Battat that provides that he will serve as a senior executive officer of the Company and, subject to his election as a director by our stockholders, will serve as Chairman of the Board if so elected by our Board of Directors. Mr. Emile Battat’s employment agreement fixes his base salary for each calendar year during the term at $600,000. The term of our employment agreement with Mr. Emile Battat expires on December 31, 2021 and automatically renews for additional one-year terms unless either we or Mr. Emile Battat notifies the other of termination at least six months prior to the expiration of the then-current term. Base salaries for Mr. Strickland and Mr. David Battat are reviewed annually, and adjustments are generally made on the basis of our performance as measured by certain financial and non-financial criteria, survey information respecting compensation of executive officers, cost-of-living information, and the individual performance of the respective executive officer. The Compensation Committee has not assigned relative weights or values to any of such criteria. With respect to our financial performance, the Compensation Committee generally takes into consideration our operating income, earnings per share, total stockholder return, return on equity, safety, and efficiency of our operations.
Incentive Compensation
Pursuant to his employment agreement, Mr. Emile Battat is entitled to receive a cash bonus each year equal to a percentage of the increase in operating income for such calendar year over operating income for the prior calendar year, subject to equitable adjustments in operating income in the discretion of the Compensation Committee. Our other executive officers and certain key employees are eligible to be selected to participate in our Short-Term Incentive Plan. Our Short-Term Incentive Plan provides for the establishment each year of an awards pool that is equal to a portion of our subsidiaries’ operating profits and is funded through contributions by those subsidiaries. The awards pool is used to pay bonuses under employment agreements, other discretionary bonuses to employees who are not participating in the Short-Term Incentive Plan, and other employment-related expenses. The balance of the awards pool, if any, is available for bonuses to participating executive officers and other key employees. Bonuses under the Short-Term Incentive Plan are based in part on a bonus allocation formula that takes into account a number of factors, including the participant’s salary, an individual bonus rate, the profitability of the subsidiary employing the participant (where applicable), and individual participant performance. The bonus amounts determined pursuant to that formula for participating executive officers are reviewed by our Chairman of the Board who makes the initial determinations as to the bonus amounts. The Chairman’s determinations are then reviewed by our Compensation Committee, which makes recommendations as to the bonus amounts to our Board of Directors. The Board then fixes the amount of the bonuses for our executive officers participating in the Short-Term Incentive Plan. The bonus amounts determined pursuant to the bonus formula for key employees are subject to review and adjustment by our executive officers. Bonuses under the Short-Term Incentive Plan are determined by the April 15 immediately following the performance year, with at least 75% of a participant’s bonus to be paid by April 15 of that year and the balance, which is generally 25% of the bonus, to be paid by the following April 15. No participant in the Short-Term Incentive Plan has any vested right to such bonus or any part thereof until paid, and generally if a participant’s employment terminates prior to payment, his or her bonus is forfeited. For 2019, Mr. David Battat was awarded a cash incentive bonus under the Short-Term Incentive Plan of  $800,000, and Mr. Strickland was awarded a cash incentive bonus of  $325,000. The Short-Term Incentive Plan has been designed to foster a corporate culture focused on bottom line results by providing participating executive officers and other key employees with a substantial stake in reducing costs and increasing sales and productivity while conserving capital resources. In addition, our executive officers may receive discretionary bonuses if recommended by our Compensation Committee and approved by our Board of Directors.
Equity Awards
The RSUs granted by our Compensation Committee to Mr. Strickland in 2019 are convertible into shares of our common stock on a one-for-one basis on the earlier of the following: five years after the award date and a change in control of the Company, provided he is then employed by the Company. Those RSUs were granted to Mr. Strickland under our 2006 Equity Plan. No equity awards were granted to Mr. Emile Battat or Mr. David Battat in 2019.

The following table sets forth summary information concerning our executive officers’ outstanding equity awards as of December 31, 2019:
Outstanding Equity Awards at Fiscal Year-End
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Emile A Battat	4,000	6,000(2)	464.05	3/13/23	1,740(2)	1,307,610
David A. Battat	4,000	6,000(3)	538.00	5/23/23	1,800(3)	1,352,700
Jeffery Strickland	—	—	—	—	967.66(4)	727,196

(1)
The amounts set forth in this column are based on the closing price of  $751.50 per share of the common stock of the Company on December 31, 2019.

(2)
These awards vest in five equal annual installments that began on March 13, 2018.

(3)
These awards vest in five equal annual installments that began on May 23, 2018.

(4)
Comprised of 508.58 RSUs that vest on May 22, 2022 or Mr. Strickland’s earlier termination of employment due to death or disability; 327.36 RSUs that vest on August 24, 2022; and 131.72 RSUs that vest on August 23, 2024.

The following table sets forth summary information concerning stock options exercised, the value realized upon exercise, the vesting of stock, and the value realized upon vesting for our executive officers during the year ended December 31, 2019:
Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Emile A Battat	—	—	580	458,142
David A. Battat	—	—	600	535,800
Jeffery Strickland	—	—	—	—

(1)
The amounts set forth in this column are based on the average of the high and low sales prices of the Company’s common stock on the vesting dates.

The following table sets forth certain information concerning our NQDC Plan for the year ended December 31, 2019:
Nonqualified Deferred Compensation
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Emile A Battat	31,214	—	15,661	—	787,469
David A. Battat	607,500	—	184,066	—	1,344,177
Jeffery Strickland	331,875	6,475	9,423	—	606,829

(1)
The amounts set forth in this column represent the base salaries and non-equity incentive awards deferred in 2019 under the NQDC Plan. These amounts are included in the Summary Compensation Table on page 18 of this proxy statement in the “Salary” or “Non-Equity Incentive Plan Compensation” columns.

(2)
The amounts set forth in this column represent the make-up contributions to the NQDC Plan made by the Company and are included in the Summary Compensation Table in the “All Other Compensation” column.

(3)
The amounts set forth in this column are included in the Summary Compensation Table on page 18 of this proxy statement in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column.

(4)
The amounts set forth in this column include the following amounts previously reported in the Summary Compensation Table for prior years: $740,594 for Mr. Emile Battat; $552,611 for Mr. David Battat; and $259,056 for Mr. Strickland.

Our NQDC Plan allows a select group of key management or highly compensated employees of the Company and its subsidiaries, including our executive officers, to defer income under a nonqualified plan. As such, the plan provides a vehicle for the eligible employees to defer amounts higher than the limits established for our 401(k) Plan, which is a qualified plan. The Company is to credit make-up contributions to the account of each of each participant who makes a deferral election for base salary under the NQDC Plan that results in a reduction of the Company’s matching contribution that would have been made in our 401(k) Plan, with the make-up contribution to be in an amount equal to the amount by which our matching contribution to our 401(k) Plan is reduced as a result of the deferral election made under the NQDC Plan. Base salary and bonus compensation are eligible for deferral under the NQDC Plan. Each year our Compensation Committee selects the key management or highly compensated employees who are eligible to participate in the NQDC Plan, and each of those employees makes an election whether or not to participate in the NQDC Plan and at what level he or she wishes to defer compensation. Participants may defer not less than 10% and not more than 90% of base salary and bonus compensation. Participants elect how their deferred funds are deemed to be invested among the investment options designated by the Compensation Committee, which are generally the same as those available under the 401(k) Plan, as well as the Company’s common stock. In addition, participating employees choose the schedule on which these funds are to be distributed to them or their beneficiaries upon retirement, death, or certain other events. Amounts deferred or credited under the NQDC Plan are credited with notional investment earnings based on participant investment elections made from among the investment options available under the NQDC Plan. No amounts are credited with above-market earnings. The NQDC Plan is unfunded. Participants have an unsecured contractual commitment from the Company to pay the amounts due under the NQDC Plan from the general assets of the Company.
Related Persons Transactions Policy
Our Audit Committee, pursuant to the Audit Committee Charter, is authorized to review and approve or ratify, in its sole discretion, any related person transaction, within the meaning of Nasdaq listing rules and rules and regulations promulgated by the SEC. Under the Audit Committee’s written policies, transactions involving amounts in excess of  $120,000 in which a related person has a direct or indirect material interest are subject to review and approval or ratification. The Audit Committee will approve or ratify such a transaction only if it determines that the transaction is in our best interest.
In considering a transaction with a related person, the Audit Committee will consider all relevant factors, including, as applicable, the following: (i) our business rationale for entering into the transaction; (ii) the alternatives to entering into such a transaction; (iii) whether the transaction is on terms comparable to those available to third parties or, in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflict; and (v) the overall fairness of the transaction to us.
The Audit Committee will periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable for us to amend or terminate the transaction. Management or the affected director or executive officer is to bring the matter to the attention of the Audit Committee. If a member of the Audit Committee is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.
Potential Termination and Change in Control Payments
Our employment agreement with Mr. Emile Battat provides for certain payments to be made and benefits provided to him upon termination of employment. With Mr. Emile Battat’s approval, his employment agreement was recently amended to eliminate our obligation to pay to him a gross-up payment in the event the payments or benefits provided to him are subject to an excise tax under golden parachute provisions of the Internal Revenue Code. Although we do not have an employment agreement with either Mr. David Battat or Mr. Strickland, we have a change in control agreement with Mr. David Battat that provides that he will be entitled to certain payments and benefits in the event his employment is terminated in connection with a change in control of the Company, and we have a severance plan pursuant to which Mr. Strickland will be entitled to certain payments if his employment is terminated under certain circumstances in connection with a change in control of the Company. These arrangements are discussed below.
Termination for Just Cause or Without Good Reason
If Mr. Emile Battat’s employment is terminated by us for “just cause” or by Mr. Emile Battat without “good reason” (as those terms are defined in Mr. Emile Battat’s employment agreement), he is to receive his base salary up to the termination date and the annual bonus for the calendar year in which the termination date occurs, prorated for the number of days in such calendar year prior to the termination date. He will also be entitled to receive his accrued vacation pay, unreimbursed business expenses, his aggregate account balance under the NQDC Plan, and vested amounts under the 401(k) Plan.
If Mr. David Battat’s employment or Mr. Strickland’s employment is terminated for cause, the terminated executive officer will receive his base salary up to the termination date, accrued vacation pay, unreimbursed business expenses, his aggregate account balance under the NQDC Plan, and vested amounts under the 401(k) Plan.
Termination Without Just Cause or With Good Reason or Due to Retirement, Death, or Disability
If Mr. Emile Battat’s employment is terminated by us without just cause, by Mr. Emile Battat with good reason or due to his retirement, death, or disability, he will be entitled to receive the same payments and other benefits he would have received had the termination been with just cause plus an amount equal to the sum of one year’s base salary and the average annual bonus received by him in the three years prior to the year in which the termination occurs. In addition, we will continue to provide group health plan benefits for him, his spouse, and his dependents for one year and all stock options and other equity will fully vest and become exercisable on the termination date.
If Mr. David Battat’s or Mr. Strickland’s employment is terminated by us without “just cause,” by either of them with “good reason” (as those terms are defined in Mr. David Battat’s change in control agreement and Mr. Strickland’s severance plan) or due to death or disability, and such termination is not in connection with a change in control of the Company, the terminated executive officer will receive the same payments and other benefits he would have received had the termination been with just cause, and if Mr. Strickland’s employment termination is due to his death or disability the RSUs awarded to him in May 2018 will vest and convert to common stock on the termination date.
Termination Without Just Cause or With Good Reason in Connection with Change in Control
If Mr. Emile Battat’s employment is terminated by us without just cause or by Mr. Emile Battat for good reason in contemplation of or within two years following a “change in control” (as that term is defined in Mr. Emile Battat’s employment agreement), he will be entitled to receive the same payments and other benefits he would have received had the termination been with just cause, plus an amount equal to two times the sum of one year’s base salary and the average annual bonus received by him for the three years prior to the year in which the termination occurs. In addition, we will continue to provide group health plan benefits for him, his spouse, and his dependents for one year and all stock options and other equity will fully vest and become exercisable on the termination date.
If Mr. David Battat’s employment is terminated by us without just cause or by Mr. David Battat for good reason in contemplation of or within two years following a “change in control” (as defined in Mr. David Battat’s change in control agreement), he will be entitled to receive the same payments and other benefits he would have received had the termination been with just cause, plus his base salary up to the termination date and the annual bonus for the calendar year in which the termination date occurs, prorated for the number of days in such calendar year prior to the termination date, and an amount equal to two times the sum of one year’s base salary and the average annual bonus to which he was entitled for the three years prior to the year in which the termination occurs. In addition, Mr. David Battat’s unvested equity awards will vest, and he will be entitled to one year’s health benefits.
If there is a change in control of the Company and Mr. Strickland’s employment is terminated by us without cause or by Mr. Strickland with good reason prior to Mr. Strickland’s death, attainment of age 65 or the expiration of two years following the change in control, Mr. Strickland will be entitled to receive the same payments and other benefits he would have received had the termination been with just cause, plus severance pay in an amount equal to his annual base salary for the 12 months preceding termination of employment. In addition, Mr. Strickland’s unvested equity awards will vest and convert to common stock.
Change in Control without Termination of Employment
If there is a change in control but no termination of employment, the unvested options, restricted stock, and RSUs held by Messrs. Emile Battat, David Battat, and Strickland will vest under the terms of the 2006 Equity Plan.

The following table sets forth the payments and benefits that each executive officer would have received had his employment been terminated, or had a change in control occurred, on December 31, 2019, excluding amounts payable under our 401(k) Plan to each executive officer:
Name	Type of Payment or Benefit	Termination for Just Cause or Without Good Reason ($)	Termination Without Just Cause, For Good Reason, or upon Retirement, Death, or Disability ($)	Termination Without Just Cause or For Good Reason in Connection with a Change in Control ($)	Change in Control ($)
Emile A Battat	Severance Payment	—	668,835	1,337,671	—
	Equity Awards(1)	—	3,032,310	3,032,310	3,032,310
	NQDC Plan Account Balance(2)	787,469	787,469	787,469	—
	Health Benefits	—	18,499	18,499	—
	Unreimbursed Business Expenses	160,168	160,168	160,168	—
	Accrued Vacation Pay	—	—	—	—
	Total	947,637	4,667,281	5,336,117	3,032,310
David A. Battat	Severance Payment	—	—	3,740,000	—
	Equity Awards(1)	—	—	2,633,700	2,633,700
	NQDC Plan Account Balance(2)	1,344,177	1,344,177	1,344,177	—
	Health Benefits	—	—	8,820	—
	Unreimbursed Business Expenses	162,000	162,000	162,000	—
	Accrued Vacation Pay	—	—	—	—
	Total	1,506,177	1,506,177	7,888,697	2,633,700
Jeffery Strickland	Severance Payment	—	—	300,000	—
	Equity Awards(1)	—	382,198(3)	727,196	727,196
	NQDC Plan Account Balance(2)	606,829	606,829	606,829	—
	Health Benefits	—	—	—	—
	Unreimbursed Business Expenses	—	—	—	—
	Accrued Vacation Pay	5,769	5,769	5,769	—
	Total	612,598	994,796	1,639,794	727,196

(1)
Represents the market price as of December 31, 2019 of equity awards vesting on termination of employment or change in control less, in the case of options, the exercise price of those options.

(2)
These amounts are also shown in the “Aggregate Balance at Last FYE” column of the Nonqualified Deferred Compensation table on page 22 of this proxy statement and are shown assuming payment in a single lump sum regardless of any individual election to receive payment over time.

(3)
Represents the market price as of December 31, 2019 of an equity award vesting and converting to common stock on termination of employment due to death or disability.

Pay Ratio Disclosure
Pursuant to Item 402(u) of Regulation S-K under the Securities Exchange Act of 1934, as amended, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer, Mr. David Battat: for 2019, our Chief Executive Officer had total compensation of  $1,626,061, as reflected in the Summary Compensation Table on page 18 of this proxy statement. We determined that our median employee’s annual total compensation was $40,054 for 2019. As a result, our Chief Executive Officer’s annual total compensation for 2019 was approximately 40.6 times the annual total compensation of our median employee. We identified our median employee by examining the 2019 total cash compensation for all individuals, excluding our Chief Executive Officer, who were employed by us on December 31, 2019. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not make any assumptions, adjustments, or estimates in identifying the median employee or with respect to total cash compensation, and we did not annualize the compensation of any full-time employees who were not employed by us for all of 2019.

Compensation Committee Interlocks and Insider Participation
During 2019, Messrs. Athey, Morgan, Spaulding, and Stupp served as members of the Compensation Committee. None of the members of the Compensation Committee was or had previously been an officer or employee of the Company or our subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. Additionally, during 2019, none of our executive officers was a member of the board of directors, or any committee thereof, of any other entity one of the executive officers of which served as a member of our Board of Directors, or any committee thereof.

Item 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed the firm of Grant Thornton LLP as our independent registered public accounting firm for the year 2020. Although ratification by stockholders of the selection of Grant Thornton LLP is not required by law, the selection of Grant Thornton LLP is being submitted to our stockholders for ratification because we believe it is a good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Grant Thornton LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of us and our stockholders. A representative of Grant Thornton LLP will attend the annual meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2020.
Audit and Related Fees
Audit Fees
The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of the Company’s annual financial statements and the reviews of the financial statements included in our quarterly reports on Form 10-Q were $384,656 for the year ended December 31, 2019 and $394,796 for the year ended December 31, 2018.
Audit-Related Fees
The aggregate fees billed by Grant Thornton LLP for the year ended December 21, 2019 for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not reported under “Audit Fees” above were $3,000. There were no fees billed by Grant Thornton LLP for the year ended December 31, 2018 for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not reported under “Audit Fees” above.
Tax Fees
There were no fees billed by Grant Thornton LLP for the year ended December 31, 2019 tax services. The aggregate fees billed by Grant Thornton LLP for tax services were $44,287 for the year ended December 31, 2018. These fees relate to federal and state tax compliance and tax advice.
All Other Fees
There were no fees billed by Grant Thornton LLP for the years ended December 31, 2019 or December 31, 2018 other than those set forth above.
The Audit Committee has determined that the provision by Grant Thornton LLP of the above referenced services is compatible with maintaining its independence.
The Audit Committee has adopted policies and procedures for pre-approval of audit and non-audit services in order to ensure that the provision of those services does not impair the independence of the independent registered public accounting firm. In accordance with those policies and procedures, we are not to engage the independent registered public accounting firm to render any audit or non-audit services unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. The Audit Committee is to review the services expected to be performed by the independent registered public accounting firm to ensure that the provision of those services will not impair the independent registered public accounting firm’s independence. The Audit Committee will pre-approve fee levels for each of the following categories: audit, audit-related, and tax compliance/planning services. Any proposed services exceeding pre-approved fee levels will require specific pre-approval by the Audit Committee. Approval for such services may be requested at the next Audit Committee meeting or, if earlier approval is necessary, it may be obtained in accordance with the Audit Committee’s delegation to the Audit Committee Chairman as described below. The term of any pre-approval is 12 months from the date of the pre-approval unless the Audit Committee specifically provides for a different period. The Audit Committee will not delegate to our management its responsibilities to pre-approve services performed by the independent registered public accounting firm. However, the Audit Committee has delegated pre-approval authority to the Audit Committee Chairman for unplanned services that arise during the year. The Chairman has the authority to review and approve permissible services up to $15,000 per service, provided that the aggregate amount of such services does not exceed $30,000 in any calendar year. The Audit Committee Chairman must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. During the year ended December 31, 2019, no services were provided by Grant Thornton LLP other than in accordance with the pre-approval policies and procedures then in place.
Audit Committee Report
The Audit Committee of the Board of Directors has reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2019. The Audit Committee has discussed with Grant Thornton LLP, our independent registered public accounting firm, the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence and has discussed with Grant Thornton LLP its independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the financial statements referred to above be included in our Annual Report on our Form 10-K for the year ended December 31, 2019.
Members of the Audit Committee
John P. Stupp, Jr. (Chairman)Preston G. AtheyHugh J. Morgan, Jr.Ronald N. Spaulding

Item 3
ADVISORY VOTE TO APPROVE EXECUTIVE OFFICER COMPENSATION
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s executive officers. In accordance with the provisions of Section 14A, we are requesting our stockholders to approve, on an advisory basis, the compensation of our executive officers, each of whom is named in the Summary Compensation Table, as described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative discussion presented under “Executive Compensation” beginning on page 12 of this proxy statement. This vote will be similar to the advisory votes on the compensation of our executive officers that we have held annually since 2011. We have determined to hold an advisory vote on the compensation of our executive officers annually until the next required vote on the frequency of stockholder voting on the compensation of the Company’s executive officers, which will occur at our 2023 annual meeting, unless the Board of Directors hereafter determines that a different frequency for such advisory voting is in the best interests of our stockholders. Accordingly, unless the Board of Directors makes such a determination, the next advisory vote on the compensation of our executive officers following the 2020 annual meeting will occur at the annual meeting of stockholders to be held in 2021.
Our executive compensation program has been designed to attract, retain, and motivate our executive team by providing competitive compensation within our market. We believe that our executive compensation program provides an appropriate balance between salary and “at-risk” forms of incentive compensation, as well as a mix of incentives that encourage our executives to focus on both short- and long-term goals without encouraging inappropriate risks to achieve performance. We were pleased to receive a favorable vote for our compensation practices at our 2019 annual meeting, with approximately 99% of the shares present, in person or by proxy, at the meeting and entitled to vote thereon being voted to approve, on an advisory basis, the compensation of our executive officers.
As an advisory vote, this proposal is not binding on the Company. However, our Compensation Committee and our Board of Directors value the opinions of our stockholders expressed through your vote on this proposal and will consider the outcome of this vote in making future compensation decisions for our executive officers.
Accordingly, we will present the following resolution to be voted on at our 2020 annual meeting of stockholders:
“RESOLVED, that the stockholders of Atrion Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s executive officers named in the Summary Compensation Table in the Company’s proxy statement for its 2020 annual meeting of stockholders, as disclosed in said proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
The proposal to approve, on an advisory basis, the compensation of our executive officers requires the affirmative vote of the majority of the shares represented in person or by proxy at the annual meeting and entitled to vote on the proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF OUR EXECUTIVE OFFICER COMPENSATION AS PRESENTED IN THIS PROXY STATEMENT.

SECURITIES OWNERSHIP
The following table sets forth information regarding the beneficial ownership of shares of our common stock as of March 23, 2020 by (i) each of our directors, one of whom is the Board of Directors’ nominee for election as a director at the annual meeting; (ii) our executive officers who are named in the Summary Compensation Table herein; (iii) all of our directors and executive officers as a group; and (iv) each other person known by us to be the beneficial owner of more than 5% of our outstanding common stock:
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class(1)
Preston G. Athey	502	*
David A. Battat(2)	98,815(3)	5.35%
Emile A Battat(4)	154,673(5)	8.38%
Hugh J. Morgan, Jr.	16,874	*
Ronald N. Spaulding	2,128(6)	*
John P. Stupp, Jr.	140,844(7)	7.65%
Jeffery Strickland	1,879(8)	*
BlackRock, Inc.(9)	105,970	5.76%
Kayne Anderson Rudnick Investment Management, LLC(10)	184,601	10.03%
Neuberger Berman Group LLC(11)	163,395	8.88%
T. Rowe Price Associates, Inc.(12)	146,392	7.95%
All directors and executive officers as a group (7 persons)(13)	415,715	22.44%

*
Less than 1% of class.

(1)
The percentages set forth in this column are based on 1,840,582 shares of common stock of the Company outstanding on March 23, 2020, plus shares that can be acquired through the exercise of options or vesting of RSUs within 60 days thereafter by the specified individual or group. Except as otherwise indicated in the notes to this table, beneficial ownership includes sole voting and investment power.

(2)
The business address for Mr. David Battat is One Allentown Parkway, Allen, Texas 75002-4206. Mr. David Battat is the son of Mr. Emile Battat.

(3)
These shares include 6,000 shares of common stock of the Company issuable upon the exercise of options exercisable on March 23, 2020 or within 60 days thereafter and 55,500 shares held in a family trust as to which shares Mr. David Battat has shared voting and investment power. Mr. David Battat is a party to award agreements setting forth certain terms of options and restricted stock granted to him under the 2006 Equity Plan.

(4)
The business address for Mr. Emile Battat is One Allentown Parkway, Allen, Texas 75002-4206.

(5)
These shares include 6,000 shares of common stock issuable upon the exercise of options exercisable on March 23, 2020 or within 60 days thereafter. Mr. Emile Battat is a party to award agreements setting forth certain terms of options and restricted stock granted to him under the 2006 Equity Plan.

(6)
These shares are held in a family trust, of which Mr. Spaulding is the trustee.

(7)
These shares include 135,000 shares held by Stupp Bros., Inc. as to which Mr. Stupp shares voting power and investment power as a director and executive officer, and as a voting trustee of a voting trust which owns 100% of the voting stock, of Stupp Bros., Inc. The 135,000 shares held by Stupp Bros., Inc., which are pledged to that company’s lenders as security for its working capital line of credit, represent 7.33% of our common stock outstanding as of March 23, 2020. Mr. Stupp is the direct beneficial owner of 5,844 shares, of which 5,206 shares are pledged as collateral for a mortgage loan. These shares do not include 22,330 shares held in a family trust, the co-trustees of which are Mr. Stupp’s wife and one of his children or 497 stock units held in Mr. Stupp’s stock unit account that will not be converted into shares of our common stock within 60 days after March 23, 2020. The business address for Mr. Stupp and Stupp Bros., Inc. is 3800 Weber Road, St. Louis, Missouri 63125.

(8)
These shares are held in a family limited partnership, the general partner of which is a limited liability company in which Mr. Strickland is a member. Mr. Strickland has shared voting and investment power over these shares. These shares exclude 512.31 shares of our common stock issuable on the vesting of RSUs that will not vest until May 22, 2022 or Mr. Strickland’s earlier termination of employment due to death or disability; 329.76 shares of common stock issuable on the vesting of RSUs that will not vest until August 24, 2022; and 132.27 shares of our common stock issuable on the vesting of RSUs that will not vest until August 23, 2024.

(9)
This information is based on a Schedule 13G/A dated February 4, 2020 filed with the SEC reporting that BlackRock, Inc. has the sole power to vote or direct the vote of 103,134 shares of our common and has the sole power to dispose or direct the disposition of 105,970 shares of our common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022.

(10)
This information is based on a Schedule 13G/A dated February 10, 2020 filed with the SEC reporting that Kayne Anderson Rudnick Investment Management, LLC has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 135,721 shares of our common stock and the shared power to vote or direct the vote and to dispose or direct the disposition of 48,880 shares of our common stock. The address of Kayne Anderson Rudnick Investment Management, LLC is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, California 90067.

(11)
This information is based on a Schedule 13G/A dated February13, 2020 filed with the SEC reporting that Neuberger Berman Group LLC has the shared power to vote or direct the vote of 162,066 shares of our common stock and the shared power to dispose or direct the disposition of 163,395 shares of our common stock, that Neuberger Berman Investment Advisers LLC has the shared power to vote or direct the vote of 162,066 shares of our common stock and the shared power to dispose or direct the disposition of 163,395 shares of our common stock, that Neuberger Berman Equity Funds has the shared power to vote or direct the vote of 114,795 shares of our common stock and the shared power to dispose or direct the disposition of 114,795 shares of our common stock, and that Neuberger Berman Genesis Fund has the shared power to vote or direct the vote of 114,795 shares of our common stock and the shared power to dispose or direct the disposition of 114,795 shares of our common stock. Neuberger Berman Group LLC, Neuberger Berman Investment Advisers LLC, and certain affiliated entities have disclaimed beneficial ownership of all such shares. The address of Neuberger Berman Group LLC, Neuberger Berman Investment Advisers LLC, Neuberger Berman Equity Funds, and Neuberger Berman Genesis Fund is 1290 Avenue of the Americas, New York, New York 10104.

(12)
This information is based upon a Schedule 13G/A dated February 14, 2020 filed with the SEC reporting that T. Rowe Price Associates, Inc. has sole power to vote or direct the vote of 49,969 shares of our common stock and has sole power to dispose or direct the disposition of 146,392 shares of our common stock and that T. Rowe Price Small-Cap Value Fund, Inc. has sole power to vote or direct the vote of 96,423 shares of our common stock. T. Rowe Price Associates, Inc. has expressly denied beneficial ownership of all such shares. The address of T. Rowe Price Associates, Inc. and T. Rowe Price Small Cap-Value Fund, Inc.is 100 East Pratt Street, Baltimore, Maryland 21202.

(13)
See notes (1)-(8) above.

STOCKHOLDER PROPOSALS
Stockholder Proposals in Our Proxy Statement
In order for proposals by stockholders to be considered for inclusion in our proxy material relating to the 2020 annual meeting of stockholders, such proposals must be received by us on or before December 7, 2020.
Stockholder Proposals and Director Nominations to be Presented at Stockholder Meetings
Our Bylaws provide that a stockholder who desires to propose any business at an annual meeting of stockholders or to nominate one or more persons for election to our Board of Directors at an annual meeting or special meeting called for the purpose of electing directors must give us written notice of such stockholder’s intent to bring that business before such meeting or nominate such person or persons for election to our Board of Directors at such meeting. The notice must be received by the Secretary of the Company at our principal executive offices not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. In the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the previous year’s meeting or in the case of a special meeting called for the purpose of electing directors, notice by the stockholder must be received by the Secretary not earlier than the close of business on the 150th day prior to the date of such meeting and not later than the close of business on the later of the 120th day prior to such meeting and the 10th day following the date on which public announcement of the date of the meeting is first made. Such notice for the 2021 annual meeting must be delivered not earlier than December 22, 2020 and not later than January 21, 2021, provided the date of the 2021 annual meeting is not more than 30 days before or more than 60 days after May 21, 2021. Our Bylaws also specify the information that must be included in the notice that stockholders must provide to the Secretary of the Company in order to propose any business to be conducted at an annual meeting or to nominate one or more persons for election to our Board of Directors at an annual meeting or a special meeting called for the purpose of electing directors. The Chairman of the meeting may refuse to transact any business presented or to acknowledge the nomination of any person made without compliance with the procedures set forth in our Bylaws. The foregoing summary is qualified in its entirety by reference to the full text of our Bylaws which is on file with the SEC and is available upon request to the Secretary of the Company.
NO INCORPORATION BY REFERENCE
In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC, and that the information should be considered part of a particular filing. As provided in regulations promulgated by the SEC, the “Audit Committee Report” and the “Compensation Committee Report” contained in this proxy statement are not incorporated by reference into any other filings with the SEC unless specifically provided otherwise in such filings. In addition, this proxy statement includes our website address. This website address is intended to provide inactive, textual references only. The information on our website is not part of this proxy statement.
COST AND METHOD OF SOLICITATION
The cost of soliciting proxies will be borne by us. In addition to the use of the mails, proxies may be solicited personally or by telephone, facsimile, and other electronic communication methods by our directors, officers, and employees without additional compensation. Brokerage firms, nominees, fiduciaries, and other custodians will be requested to forward soliciting materials to the beneficial owners of our common stock held in their names or in those of their nominees, and their reasonable expenses will be reimbursed upon request.

OTHER BUSINESS
Our Board of Directors does not intend to bring any business before the meeting other than that stated herein and is not aware of any other matters that may be presented for action at the meeting. However, if any other matters should properly come before the meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.
By Order of the Board of Directors
Jeffery Strickland
Vice President and Chief Financial
Officer, Secretary and Treasurer
April 6, 2020

ATRION CORPORATION
ONE ALLENTOWN PARKWAY
ALLEN, TX 75002

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D02625-P36306

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**ATRION CORPORATION**

**The Board of Directors recommends you vote "FOR" the nominees listed in Item 1.**

1. Election of Directors.

| **Nominees:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 1a. Emile A Battat | ☐ | ☐ | ☐ |
| 1b. Ronald N. Spaulding | ☐ | ☐ | ☐ |

**The Board of Directors recommends you vote "FOR" Items 2 and 3.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D02626-P36306

# ATRION CORPORATION
## ANNUAL MEETING OF STOCKHOLDERS
## THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Preston G. Athey and Hugh J. Morgan, Jr., or either of them, as proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as specified on the reverse side of this proxy and in their discretion upon such other matters that may properly come before the meeting or any adjournment thereof, all of the shares of Common Stock of Atrion Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Atrion Corporation to be held at 10:00 a.m., Central Time, on Thursday, May 21, 2020, at the offices of Atrion Corporation, One Allentown Parkway, Allen, TX 75002, and at any adjournment thereof.

**This proxy, if properly executed and returned, will be voted as directed or, if no direction is given, will be voted "FOR" the nominees listed in Item 1 and "FOR" Items 2 and 3. If any other matters properly come before the meeting, this proxy will be voted as determined by the proxies in their discretion.**

**PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.**

**Continued and to be signed on reverse side.**